Exhibit 1.3

NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA BALANCE SHEET - ASSETS
AS OF DECEMBER 31, 2002
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                                               Pro Forma Giving
                                                     Per Book     Pro Forma Adjustments      Effect to Adjustments
                                                     --------     ---------------------      ---------------------
ASSETS

Current Assets:
  Cash and cash equivalents                          $     54           $     -   a,c,d           $     54
  Notes receivable from affiliated companies           52,300            (16,216) a                 36,084
  Notes and accounts receivable, net                      727                 -                        727
                                                     --------           --------                  --------
                                                       53,081            (16,216)                   36,865
                                                     --------           --------                  --------

Deferred Debits and Other Assets:
  Other                                                    66                 -                         66
                                                     --------           --------                  --------
                                                           66                 -                         66
                                                     --------           --------                  --------
Total Assets                                         $ 53,147           $(16,216)                 $ 36,931
                                                     ========           ========                  ========



NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA BALANCE SHEET - LIABILITIES AND CAPITALIZATION
AS OF DECEMBER 31, 2002
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                                               Pro Forma Giving
                                                     Per Book     Pro Forma Adjustments      Effect to Adjustments
                                                     --------     ---------------------      ---------------------
LIABILITIES AND CAPITALIZATION

Current Liabilities:
  Accounts payable                                   $    110           $     -                   $    110
  Accounts payable to affiliated companies              4,125                 -                      4,125
  Accrued taxes                                           799                 -                        799
  Accrued pension                                      49,440                 -                     49,440
  Dividend payable                                         -                  -     b,c                 -
  Other                                                     5                 -                          5
                                                     --------           --------                  --------
                                                       54,479                 -                     54,479
                                                     --------           --------                  --------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                   (28,353)                -                    (28,353)
  Accumulated deferred investment tax credits              -                  -                         -
  Other                                                10,805                 -                     10,805
                                                     --------           --------                  --------
                                                      (17,548)                -                    (17,548)
                                                     --------           --------                  --------
Capitalization:
  Common Stockholder's Equity:
    Common stock                                           15                (15) d                     -
    Capital surplus, paid in                           15,350            (15,350) d                     -
    Retained earnings                                     851               (851) b                     -
                                                     --------           --------                  --------
  Common Stockholder's Equity                          16,216            (16,216)                       -
                                                     --------           --------                  --------
Total Capitalization                                   16,216            (16,216)                       -
                                                     --------           --------                  --------
Total Liabilities and Capitalization                 $ 53,147           $(16,216)                 $ 36,931
                                                     ========           ========                  ========